                                                                  EXHIBIT 1.1


                         FORM OF SALES AGENCY AGREEMENT



                           PRISON REALTY CORPORATION

                             SALES AGENCY AGREEMENT

                         STRUCTURED EQUITY SHELF PROGRAM
          ___________ SHARES (COMMON STOCK, $0.01 PAR VALUE PER SHARE)


                                ________ __, 1999

[ADDRESSEE]






Dear ____________:

       Prison Realty Corporation, a Maryland corporation (the "Company"), confirms its agreement with ________________________ (the "Agent"), as follows:

                                    ARTICLE I

                            DESCRIPTION OF SECURITIES

       The Company proposes to issue and sell through the Agent, as sales agent, up to _________ of the shares of common stock (the "Maximum Amount"), $0.01 par value per share, of the Company (the "Shares"), on the terms set forth in
Article III below.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Agent that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Rules and Regulations"). A registration statement on Form S-3 (Registration Nos. 333-_____) with respect to, among other securities, the Shares, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations and filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus and any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Agent. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

         (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on each Filing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on each Filing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

         (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became or become effective under the Securities Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

         (d) The financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition and the results of operations and cash flows of the Company and its subsidiaries as of the dates indicated or for the periods therein specified and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

         (e) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the laws of such jurisdiction require such qualification, except where the failure to so qualify and be in good standing, considering all such cases in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (f) Each significant subsidiary (as defined in Section 1-02 of Regulation S-X) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has power and authority to own, lease and operate its properties and conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock (or other equity interests) of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable.

         (g) The outstanding common stock of the Company and the Shares have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and nonassessable and conform, or when so issued will conform, to the description thereof in the Prospectus. The shareholders of the Company have no preemptive rights with respect to the Shares.

         (h) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries considered as a whole, and there has not been any material change in the capital shares, short-term debt or long-term debt of the Company and its subsidiaries, or any material change, or any development involving a prospective material change, in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (i) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets thereof considered as a whole.

         (j) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Securities Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

         (k) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (l) The performance of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under with giving of notice or lapse of time or both, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in the violation of the Company's declaration of trust or by-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by state securities or blue sky laws.

         (m) Each of the Company and its subsidiaries has (i) good and indefeasible title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (ii) peaceful and undisturbed possession under all material leases to which it is party as lessee, (iii) all governmental or regulatory licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it, except such as are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right and (v) not received any notice of and has no reason to believe that any governmental body or agency is considering enacting, amending or repealing any statute, law, ordinance or regulation required to be described in the Registration Statement and Prospectus that is not so described as required. All material leases to which the

Company or any of its subsidiaries is a party are valid and binding and no default has occurred and is continuing thereunder, and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such leases.

         (n) Each of the Company and its subsidiaries owns or possesses all of the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, if singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (o) The Company and its subsidiaries have not violated and, to its knowledge, are in compliance in all material respects with all material laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including, without limitation, environmental laws. Neither the Company nor any of its subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and the Company is not aware of any existing circumstances which are likely to result in material violations of any of the foregoing.

         (p) The Company is organized in conformity with the requirements for qualification as, and operates in a manner that qualifies the Company as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder and will be so qualified after consummation of the transaction contemplated by this Agreement.

                                   ARTICLE III

                         SALE AND DELIVERY OF SECURITIES

         3.1. SALE AND DELIVERY OF SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent, as non-exclusive sales agent, and the Agent agrees to sell, as non-exclusive sales agent for the Company, on a best efforts basis, up to the Maximum Amount of Shares on the terms set forth herein.

         The Shares, up to the Maximum Amount, are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent. The Company will designate the maximum amount of Shares to be sold by the Agent daily as reasonably agreed to by the Agent and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Agent shall use its best efforts to sell all of the designated Shares up to the Maximum Amount.

         Notwithstanding the foregoing the Company may instruct the Agent by telephone (confirmed promptly by telecopy) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction; furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its best efforts to sell, any Shares at a price lower than the minimum price therefor designated from time to time by the Company and notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

         If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act, are not satisfied with respect to the Shares, the amount of the Shares that may be sold on any day pursuant to this Agreement and any other sales agency agreement shall not exceed 10% of the average daily trading volume of the Shares for the sixty days prior to such day (provided, that any Shares purchased by the Agent as principal during such period shall not be included in the calculation of trading volume). Unless otherwise agreed by the Company and the Agent, the Agent shall sell the Shares only by means of ordinary brokers' transactions on the New York Stock Exchange (the "NYSE"). Unless otherwise agreed to by the Company and the Agent, the Agent shall not solicit or arrange for the solicitation of customer's orders in anticipation of or in connection with such transactions, nor shall it sell short as principal Shares of the Company, except in connection with customary market making activities in the Company's outstanding securities. The Agent shall not engage in any special selling efforts or selling methods relating to the Shares within the meaning of Rule 100 of Regulation M under the Exchange Act. The Agent shall calculate on a weekly basis the average daily trading volume of the Shares.

         The compensation to the Agent for sales of Shares shall be ____ of the gross sales price of the Shares sold, in the form of a commission. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the "Net Proceeds").

         The Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the amount of Shares sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Agent with respect to such sales.

         Settlement for sales of Shares will occur on the third business day following the date on which such sales are made (each such day, a "Settlement Date"). On each Settlement Date, the

Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds for the sale of such Shares. Settlement for all Shares shall be effected by free delivery of Shares to the Agent's account at The Depository Trust Corporation in return for payments in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and
(ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver proceeds on any Settlement Date for Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight Federal Funds rate.

         At each Settlement Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement, and on each Filing Date (as defined below), the Company shall affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement. The Company covenants and agrees with the Agent that on or prior to the second business day after the end of each calendar week during which sales of Shares were made by the Agent (each such week a "Reporting Period"), the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) (each a "Filing Date"), which prospectus supplement will set forth, with regard to such Reporting Period, the dates included within the Reporting Period, the amount of Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to sales of Shares pursuant to this Agreement (all as provided in writing by the Agent for inclusion in each such prospectus supplement) and (ii) deliver such number of copies of each such prospectus supplement to the NYSE as are required by the NYSE. Any obligation of the Agent to use its best efforts to sell the Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Article V of this Agreement.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

         4.1. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Agent and the Company that:

         (a) During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by the Agent; and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

         (b) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

         (c) Within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented or any document that is deemed to be incorporated by reference in the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus or any document that is deemed to be incorporated by reference in the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Shares during such period and the Company will amend or supplement the Registration Statement or Prospectus or any document that is deemed to be incorporated by reference in the Registration Statement or Prospectus (at the expense of the Company, unless the misstatements or omissions in question were made solely in reliance or written information furnished to the Company by the Agent expressly for use in the Registration Statement or Prospectus, in which case such amendment or supplement shall be at the expense of the Agent) so as to correct such statement or omission or effect such compliance.

         (d) The Company will use its best efforts to qualify the Shares for sale under the securities laws of such jurisdictions as the Agent designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign entity or to execute a general consent to service of process in any jurisdiction.

         (e) The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Agent may from time to time reasonably request and, in the case when the Trading Market is a national securities exchange, the Company will also furnish copies of the Prospectus to such exchange in accordance with Rule 153 of the Rules and Regulations.

         (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

         (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the offering. The Agent will pay its own out-of-pocket costs and expenses incurred in connection with the entering into of this Agreement and the transaction contemplated by this Agreement, and including, without limitation, travel, reproduction, printing and similar expenses, as well as the fees and disbursements of its legal counsel.

         (h) The Company will not, directly or indirectly, offer or sell any Shares or securities convertible into or exchangeable for, or any rights to purchase or acquire, Shares during the period from the date of this Agreement through the final Filing Date for the sale of Shares hereunder without (a) giving the Agent at least three business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) suspending activity under this program for such period of time as may be determined by the Company in its sole discretion; provided, however, that no such notice and suspension shall be required in connection with the Company's issuance or sale of (i) Shares pursuant to any employee or trustee share option or benefits plan, share ownership plan, dividend reinvestment or share purchase plan now in effect as such plans may be amended from time to time, (ii) Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof, and (iii) Shares to institutional investors in privately negotiated transactions pursuant to the Registration Statement.

         (i) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Article V herein.

         (j) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Securities Act that contains solely the information set forth in the final paragraph of Article III of this Agreement) or

(ii) there is filed with the Commission any documents incorporated by reference into the Prospectus (other than any Quarterly Report on Form 10-Q or a Current Report on Form 8-K unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5.1(e) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement, or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5.1(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (k) Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Securities Act that contains solely the information set forth in the final paragraph of Article III of this Agreement) or (ii) there is filed with the Commission any documents incorporated by reference into the Prospectus other than any Quarterly Report on Form 10-Q or a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request, the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of Stokes & Bartholomew, P.A., counsel to the Company (the "Company Counsel"), dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5.1(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

         (l) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Company shall cause Arthur Andersen, L.L.P., or other independent accountants satisfactory to the Agent, forthwith to furnish the Agent a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in
Section 5.1(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

         (m) The Company hereby consents to the Agent trading in the Company's Shares for its own account on the same side of the market and at the same time as the Company's sale pursuant to this Agreement.

                                    ARTICLE V

                      CONDITIONS OF THE AGENT'S OBLIGATIONS

         5.1. CONDITIONS OF AGENT'S OBLIGATIONS. The obligations of the Agent to sell the Shares as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Settlement Date, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Agent's satisfaction.

         (b) The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent's reasonable opinion is material, or omits to state a fact that in the Agent's reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the capital shares of the Company and its subsidiaries, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries.

         (d) The Agent shall have received at every date specified in Section 4.1(l) hereof, opinions of Company Counsel, dated as of such date, to the effect that:

                  (i) The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of its jurisdiction of formation, has full power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction set forth on a schedule thereto; to their knowledge, such jurisdictions are the only jurisdictions in which the Company's ownership or leasing of real property or conduct of its business requires such qualification;

                  (ii) Each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation (or partnership or real estate investment trust, as the case may be) in good standing under the laws of the jurisdiction of its incorporation or formation, has power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus, and all of the issued outstanding capital stock (or other equity interests) of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

                  (iii) The Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the purchasers thereof pursuant to this Agreement, will be fully paid and nonassessable and conform to the description thereof in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Shares; all corporate action required to be taken for the authorization, issuance and sale of the Shares have been validly and sufficiently taken; and the Shares are the subject of an effective registration statement permitting their sale in the manner contemplated by this Agreement;

                  (iv) The Registration Statement has become effective under the Securities Act; to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                  (v) This Agreement has been duly authorized, executed and delivered by the Company;

                  (vi) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein by the Company do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in the violation of the Company's declaration of trust or by-laws, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Shares by the Company, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws in connection with the sale and distribution of the Shares by the Agent;

                  (vii) Except for permits and similar authorizations required under the securities or blue sky laws of certain states, no consent, waiver, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the sale of the Shares by the Agent as contemplated hereby and by the Prospectus;

                  (viii) Such counsel knows of no actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries, or any of their respective officers in their capacities as such, before or by any Federal or state or foreign court, commission, regulatory body, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations; and

                  (ix) The Company will be able to qualify as a REIT for the taxable year beginning January 1, 1998, provided that after the date hereof, the Company continues to be organized and operated as described in the Registration Statement and according to representations made to us in a certificate of an officer of the Company and therefore continues to satisfy the income tests, and distribution, shareholder, recordkeeping and other applicable REIT requirements under the Code. The information presented in the Registration Statement under the caption "Material Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is accurate in all material respects.

         (e) The Agent shall have received from the Company a certificate, or certificates, signed by the Chairman of the Board, the President, or the Chief Operating Officer and by the principal financial or accounting officer of the Company, dated as of the first business day following each Filing Date (each a "Certificate Date"), to the effect that, to the best of their knowledge based upon reasonable investigation:

                  (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Certificate Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each such Certificate Date;

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

                  (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

                  (iv) Since the date of this Agreement, there has not been any material adverse change, on a consolidated basis, in the business, financial condition or results of operations of the Company and its subsidiaries considered as one enterprise which has not been described in an amendment or supplement to the Registration Statement or Prospectus (directly or by incorporation).

         In addition, on each Certificate Date the certificate shall also state that the Shares to be sold on that date have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of such Shares had been validly and sufficiently taken.

                                   ARTICLE VI

                        INDEMNIFICATION AND CONTRIBUTION

     6.1.(a) The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

         PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) The Agent agrees to indemnify and hold harmless the Company and its trustees and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Article, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Any indemnified party that proposes to assert the right to be indemnified under this Article VI will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Article VI, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Article VI and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Article VI unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article VI is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and trustees of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Agent from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Article VI were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Article VI shall be deemed to include, for the purpose of this Article VI, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Article VI, the Agent shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which Shares sold by the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Article VI, any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Article VI, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Article VI. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

         (e) The indemnity and contribution provided by this Article VI shall not relieve the Company and the Agent from any liability the Company and the Agent may otherwise have (including, without limitation, any liability the Agent may have for a breach of its obligations under Article III hereof).

                                   ARTICLE VII

               REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY

         7.1. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Article VI hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company (or any of their officers, trustees or controlling persons), and shall survive delivery of and payment for the Shares.

                                  ARTICLE VIII

                                   TERMINATION

          8.1. (a) The Agent shall have the right, by giving notice as hereinafter specified at any time at or prior to any Filing Date, to terminate this Agreement if (i) any material adverse change, or any development that has actually occurred and that is reasonably expected to cause material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries has occurred which, in the judgment of such Agent, materially impairs the investment quality of the Shares, (ii) the Company shall have failed, refused or been unable, at or prior to the Filing Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Agent's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Shares on the NYSE, or any setting of minimum prices for trading of the Shares on the NYSE, shall have occurred, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4.1(g) and Articles VI and VII hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Article, the Agent shall provide the required notice as specified herein.

         (b) The Company shall have the right, by giving thirty (30) days' prior written notice as hereinafter specified in Article IX, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of
Section 4.1(g) and Articles VI and VII hereof shall remain in full force and effect notwithstanding such termination.


         (c) The Agent shall have the right, by giving thirty (30) days' prior written notice as hereinafter specified in Article IX, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of
Section 4.1(g) and Articles VI and VII hereof shall remain in full force and effect notwithstanding such termination.

         (d) This Agreement shall remain in full force and effect unless terminated pursuant to Section 8.1(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4.1(g) and Articles VI and VII shall remain in full force and effect.

         (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for sale of any Shares, such sale shall settle in accordance with the provisions of the second-to-last paragraph of
Article III hereof.

                                   ARTICLE IX

                                     NOTICES

         9.1. NOTICES. All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at _____________________________ ____________________________________________________, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215, Attention:
James W. Phillips. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the controlling persons, officers and trustees referred to in Article VI hereof, and no other person will have any right or obligation hereunder.

         10.2. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

         10.3. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Tennessee without regard to the principles or conflicts of laws.

         10.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.



                                              Very truly yours,


                                              PRISON REALTY CORPORATION

                                              By:
                                                 --------------------------
                                              Title:
                                                    -----------------------

ACCEPTED as of this ______ day of
________, 1999:

________________________

By:
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Title:
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